EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	Gary M. Small
Vice President of Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-9823
cscott@homesavings.com

UCFC ANNOUNCES NET INCOME OF $3.7 MILLION

•	Return on average assets was 0.80% and return on average equity was 5.99% for the quarter

•	Annualized net loan growth, including loans held for sale, was 10.6% for the first quarter

•	Annualized deposit growth was 17.5% for the first quarter

•	Net interest margin increased to 3.24% for the first quarter of 2015 from 3.16% from the previous quarter

•	Non-interest income increased 41.8%, or $1.2 million

•	Efficiency ratio improved to 70.1%

•	UCFC declares a dividend of $0.01 per common share

YOUNGSTOWN, Ohio (April 21, 2015) – United Community Financial Corp. (Company) (Nasdaq: UCFC), parent company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), announced today that net income for the quarter ended March 31, 2015 totaled $3.7 million, or $.074 per diluted common share, compared to $2.1 million or $0.041 per common share for the quarter ended March 31, 2014.

Gary M. Small, President and Chief Executive Officer of United Community and Home Savings, commented that, “Performance for the first quarter was in line with our expectations and we were very pleased with the continued improvement in pre-tax earnings, topping $5.5 million for the quarter. The results were driven by a powerful combination of strong loan and deposit growth, meaningful improvement in fee income, and a continuous focus on expense management. I expect these themes to be sustained going forward as the entire Home Savings team is very focused on delivering a very strong 2015.”

Total Loans

Total loans, including loans held for sale, increased $30.9 million to $1.2 billion at March 31, 2015 compared to December 31, 2014. The increase was driven by a 7.8% increase, or $19.6 million, in commercial loans during the first quarter of 2015. Unfunded commercial loan commitments remain strong at approximately $60.0 million at the end of the first quarter of 2015. Residential loans, including residential loans held for sale, increased 1.4%, or $10.9 million.

Total Deposits

Total deposits increased $58.9 million to $1.4 billion at March 31, 2015 compared to $1.3 billion at December 31, 2014. Total non-time deposits increased 7.1% which can be substantially attributed to Home Savings’ planned expansion efforts in attracting public funds.

First Quarter Results

Net Interest Income and Margin

Net interest income was $13.9 million in the first quarter of 2015 up from the $12.6 million recorded in the first quarter of 2014 and $13.4 million recorded in the previous quarter. Net interest margin was 3.24% for the first quarter of 2015 compared to 3.07% in the first quarter of 2014, and increased from the 3.16% net interest margin recorded in the previous quarter. The net interest margin is being positively impacted by the 2014 modification of a FHLB advance and the prepayment of two repurchase agreements.

Provision for Loan Losses

The Company recognized a negative provision for loan losses of $184,000 in the first quarter of 2015 compared to $33,000 of provision expense in first quarter of 2014, and $194,000 of provision expense in the previous quarter. Home Savings continues to experience positive trends in the loan portfolio’s asset quality metrics. This, combined with positive economic conditions has led to the negative loan loss provision in the first quarter of 2015. The volume of net chargeoffs declined during the quarter as compared to the same quarter last year and the previous quarter. At the end of the first quarter, net chargeoffs to average outstanding loans was 10 basis points on an annualized basis. This compares favorably to an average of 20 basis points over the previous four quarters.

Non-Interest Income

Non-interest income was $4.1 million in the first quarter of 2015 compared to $3.2 million in the first quarter of 2014 and up from $2.9 million in the previous quarter. This change was primarily attributable to an increase in the volume of loans sold into the secondary market. Additionally, Home Savings was able to realize benefit from increased pricing related to 2015 production.

Non-Interest Expense

Total non-interest expense was $12.7 million in the first quarter of 2015, an increase of $755,000 over the fourth quarter of 2014 when adjusted for a $2.0 million prepayment penalty that occurred at that time. The $755,000 increase is primarily reflective of the cost of funding revenue-producing initiatives. Total non-interest expense also decreased $862,000 from the $13.5 million reported in the first quarter of 2014. All major expense categories declined as a result of the successful efforts in monitoring and managing expenses.

Asset Quality

For the first quarter of 2015, the allowance for loan loss as a percentage of total loans was 1.45% at March 31, 2015 compared with 1.52% at December 31, 2014 and 1.90% at March 31, 2014. Measures of asset quality continued to improve during the first quarter of 2015. Delinquencies continue to decline along with nonperforming assets and nonperforming loans.

Dividend to be Paid

The Board of Directors declared a quarterly cash dividend of $0.01 per common share payable May 15, 2015 to shareholders of record at the close of business May 1, 2015.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, April 22, 2015, at 10:00 a.m. ET., to provide an overview of the Company’s first quarter 2015 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website www.ucfconline.com. Click on 1st Quarter 2015 Conference Call on our corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly-owned subsidiary of the Company and operates 32 full-service banking offices and nine loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

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When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31,	December 31,
	2015	2014
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$22,197	$21,152
Federal funds sold	19,468	11,828

Total cash and cash equivalents	41,665	32,980
Securities:
Available for sale, at fair value	492,412	499,790
Loans held for sale	31,243	20,730
Loans, net of allowance for loan losses of $17,221 and $17,687	1,168,434	1,148,093
Federal Home Loan Bank stock, at cost	18,068	18,068
Premises and equipment, net	20,790	21,002
Accrued interest receivable	5,208	5,763
Real estate owned and other repossessed assets	3,119	3,467
Core deposit intangible	70	84
Cash surrender value of life insurance	46,733	46,401
Other assets	32,878	37,172

Total assets	$1,860,620	$1,833,550

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,207,232	$1,159,871
Non-interest bearing	199,512	187,965

Total deposits	1,406,744	1,347,836
Borrowed funds:
Federal Home Loan Bank advances	152,389	186,194
Repurchase agreements and other	30,552	30,558

Total borrowed funds	182,941	216,752
Advance payments by borrowers for taxes and insurance	14,529	19,904
Accrued interest payable	219	185
Accrued expenses and other liabilities	9,083	8,738

Total liabilities	1,613,516	1,593,415

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 49,309,412 and 49,239,004 shares, respectively, outstanding	173,923	174,385
Retained earnings	131,238	128,512
Accumulated other comprehensive loss	(16,108)	(19,998)
Treasury stock, at cost, 4,829,498 and 4,899,906 shares, respectively	(41,949)	(42,764)

Total shareholders’ equity	247,104	240,135

Total liabilities and shareholders’ equity	$1,860,620	$1,833,550

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
	(Dollars in thousands, except per share data)
Interest income
Loans	$12,691	$12,640	$12,122
Loans held for sale	294	217	49
Securities:
Available for sale	2,861	2,946	3,241
Federal Home Loan Bank stock dividends	182	182	267
Other interest earning assets	6	7	26

Total interest income	16,034	15,992	15,705
Interest expense
Deposits	1,533	1,583	1,677
Federal Home Loan Bank advances	305	443	518
Repurchase agreements and other	316	615	908

Total interest expense	2,154	2,641	3,103

Net interest income	13,880	13,351	12,602
Provision for loan losses	(184)	194	33

Net interest income after provision for loan losses	14,064	13,157	12,569

Non-interest income
Non-deposit investment income	292	259	341
Service fees and other charges
Mortgage servicing fees	674	684	689
Deposit related fees	1,065	1,051	1,198
Mortgage servicing rights valuation	(161)	(54)	(1)
Mortgage servicing rights amortization	(443)	(428)	(392)
Other service fees	17	17	—
Net gains (losses):
Securities available for sale	11	82	3
Mortgage banking income	1,553	(30)	612
Real estate owned and other repossessed assets charges, net	(90)	(172)	(383)
Card fees	816	893	772
Other income	384	603	385

Total non-interest income	4,118	2,905	3,224

Non-interest expense
Salaries and employee benefits	7,176	6,683	7,580
Occupancy	918	847	933
Equipment and data processing	1,672	1,918	1,798
Financial institutions tax	326	201	198
Advertising	142	221	189
Amortization of core deposit intangible	14	16	19
Prepayment penalty	—	2,013	—
FDIC assessment	326	341	253
Other insurance premiums	84	85	137
Professional fees
Legal and consulting fees	217	85	161
Other professional fees	376	381	392
Real estate owned and other repossessed asset expenses	141	92	213
Other expenses	1,289	1,056	1,670

Total non-interest expenses	12,681	13,939	13,543

Income before income taxes	5,501	2,123	2,250
Income tax expense (benefit)	1,815	(685)	156

Net income	$3,686	$2,808	$2,094

Earnings per common share
Basic	$0.075	$0.057	$0.042
Diluted	0.074	0.056	0.041

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2015	December 31, 2014		September 30, 2014		June 30, 2014	March 31, 2014
		(Dollars in thousands, except per share data)
Financial Data
Total assets	$1,860,620	$1,833,550		$1,801,540		$1,789,939	$1,749,144
Total loans, net	1,168,434	1,148,093		1,119,955		1,086,771	1,060,901
Total securities	492,412	499,790		507,125		516,637	517,388
Total deposits	1,406,744	1,347,836		1,346,377		1,375,474	1,398,067
Total shareholders’ equity	247,104	240,135		233,706		235,049	189,829
Net interest income	13,880	13,351		12,725		12,741	12,602
(Recovery) provision for loan losses	(184)	194		116		(1,614)	33
Noninterest income	4,118	2,905		4,174		3,438	3,224
Noninterest expense	12,681	13,939		14,252		14,226	13,543
Income tax expense (benefit)	1,815	(685)		(369)		(38,837)	156
Net income	3,686	2,808		2,900		42,404	2,094

Share Data
Basic earnings per common share	$0.075	$0.057		$0.058		$0.839	$0.042
Diluted earnings per common share	0.074	0.056		0.058		0.835	0.041
Book value per common share	5.01	4.88		4.70		4.66	3.76
Tangible book value per common share	5.01	4.88		4.70		4.66	3.76
Market value per common share	5.46	5.37		4.68		4.13	3.92
Common shares outstanding at end of period	49,309	49,239		49,682		50,452	50,422
Weighted average shares outstanding—basic	49,022	49,244		49,698		50,274	50,196
Weighted average shares outstanding—diluted	49,295	49,531		49,958		50,495	50,451

Key Ratios
Return on average assets (1)	0.80%	0.62%		0.66%		9.67%	0.48%
Return on average equity (2)	5.99%	4.70%		4.99%		84.84%	4.52%
Net interest margin	3.24%	3.16%		3.06%		3.09%	3.07%
Efficiency ratio	70.07%	72.85	%(3)	76.55	%(3)	87.77%	83.45%
Nonperforming loans to total loans, end of period	1.72%	1.78%		1.85%		1.87%	2.17%
Nonperforming assets to total assets, end of period	1.25%	1.30%		1.40%		1.39%	1.58%
Allowance for loan loss as a percent of loans, end of period	1.45%	1.52%		1.59%		1.65%	1.90%
Delinquent loans to total loans, end of period	1.66%	1.82%		2.10%		1.86%	2.07%

(1)	Net income divided by average total assets
(2)	Net income divided by average total equity
(3)	Excludes penalty on the prepayment of repurchase agreements

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$63,597	$60,546	$56,445	$52,938	$54,233
Owner/nonowner occupied commercial real estate	132,305	121,595	123,260	122,066	125,796
Land	9,437	9,484	9,487	9,635	9,829
Construction	11,030	16,064	4,667	1,010	207
Commercial and industrial	54,036	45,222	39,853	39,127	40,013

Total	270,405	252,911	233,712	224,776	230,078
Residential mortgage loans
Real estate	696,387	694,105	669,270	645,211	610,879
Construction	37,293	37,113	52,735	51,974	55,082

Total	733,680	731,218	722,005	697,185	665,961
Consumer loans
Consumer	180,735	180,754	181,474	182,027	184,409

Total	180,735	180,754	181,474	182,027	184,409

Total loans	1,184,820	1,164,883	1,137,191	1,103,988	1,080,448
Less:
Allowance for loan losses	17,221	17,687	18,132	18,264	20,554
Deferred loan costs, net	(835)	(897)	(896)	(1,047)	(1,007)

Total	16,386	16,790	17,236	17,217	19,547

Total loans, net	1,168,434	1,148,093	1,119,955	1,086,771	1,060,901
Loans held for sale, net	31,243	20,730	10,567	9,290	4,230

Total loans	$1,199,677	$1,168,823	$1,130,522	$1,096,061	$1,065,131

	At or for the quarters ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$184,029	$137,511	$131,266	$133,999	$136,031
Non-interest bearing checking accounts	199,512	187,965	181,631	185,411	185,620

Total checking accounts	383,541	325,476	312,897	319,410	321,651
Savings accounts	282,643	274,149	273,192	277,404	278,906
Money market accounts	310,983	312,911	313,513	326,738	329,163

Total non-time deposits	977,167	912,536	899,602	923,552	929,720
Retail certificates of deposit	429,576	435,300	446,774	451,922	468,347

Total certificates of deposit	429,576	435,300	446,774	451,922	468,347

Total deposits	$1,406,743	$1,347,836	$1,346,376	$1,375,474	$1,398,067

Certificates of deposit as a percent of total deposits	30.54%	32.30%	33.18%	32.86%	33.50%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$17,687	$18,132	$18,264	$20,554	$21,116
(Recovery) provision	(184)	194	116	(1,614)	33
Net (chargeoffs) recoveries	(282)	(639)	(248)	(676)	(595)

Ending balance	$17,221	$17,687	$18,132	$18,264	$20,554

	At or for the quarters ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$13	$—	$—	$(135)	$(5)
Owner/nonowner occupied commercial real estate	9	(25)	(9)	56	(252)
Land	—	—	—	—	—
Construction	—	—	—	—	—
Commercial and industrial	75	199	158	218	137

Total	97	174	149	139	(120)
Residential mortgage loans
Real estate	20	(141)	(278)	(181)	(163)
Construction	—	(488)	(90)	(330)	(79)

Total	20	(629)	(368)	(511)	(242)
Consumer loans
Consumer	(399)	(184)	(29)	(304)	(233)

Total	(399)	(184)	(29)	(304)	(233)

Total net (chargeoffs) recoveries	$(282)	$(639)	$(248)	$(676)	$(595)

	At or for the quarters ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$85	$93	$114	$133	$1,158
Owner/nonowner occupied commercial real estate	5,701	5,781	6,804	4,902	5,033
Land	531	531	531	532	532
Construction	1,050	1,051	2,453	2,553	2,884
Commercial and industrial	4,016	4,016	4,144	4,151	4,155

Total	11,383	11,472	14,046	12,271	13,762
Residential mortgage loans
Real estate	6,652	6,816	4,700	5,380	6,133
Construction	—	—	—	—	—

Total	6,652	6,816	4,700	5,380	6,133
Consumer loans
Consumer	2,061	2,163	1,960	2,663	3,089

Total	2,061	2,163	1,960	2,663	3,089

Total nonperforming loans	$20,096	$20,451	$20,706	$20,314	$22,984

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$15,357	$16,017	$18,114	$16,636	$18,708
Past due 90 days and still accruing	—	—	—	—	—

Past due 90 days	15,357	16,017	18,114	16,636	18,708
Past due less than 90 days and on nonaccrual	4,739	4,434	2,592	3,678	4,276

Total nonperforming loans	20,096	20,451	20,706	20,314	22,984
Other real estate owned	2,908	3,345	4,445	4,546	4,700
Repossessed assets	211	122	42	2	—

Total nonperforming assets	$23,215	$23,918	$25,193	$24,862	$27,684